As filed with the Securities and Exchange Commission on October 17, 2011
Registration No. 333-63842

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APAC CUSTOMER SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-2777140
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Bannockburn Lake Office, 2201 Waukegan Road,
Suite 300, Bannockburn, Illinois 60015	60015
(Address of Principal Executive Offices)	(Zip Code)

APAC Customer Services, Inc. Second Amended and Restated 1995 Incentive Stock Plan
(Full title of the plan)

Robert B. Nachwalter	Copy to:
Senior Vice President, General Counsel and Secretary	David J. Kaufman
APAC Customer Services, Inc., Bannockburn Lake Office,	Duane Morris LLP
2201 Waukegan Road, Suite 300, Bannockburn, Illinois	Suite 3700
60015	190 S. LaSalle Street
847.374.4980	Chicago, IL 60603-3433
(Name, Address and Telephone Number of Agent for Service)	312-499-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
APAC Customer Services, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 (File No. 333-63842), originally filed with the Securities and Exchange Commission on June 26, 2001 (the “Registration Statement”), to deregister that number of the 2,650,000 shares of the Company’s common stock, $0.01 par value per share that were originally registered under the Registration Statement and have not been sold or otherwise issued as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the village of Bannockburn, state of Illinois, on this 17th day of October, 2011.

APAC CUSTOMER SERVICES, INC.
By:	/s/ Robert B. Nachwalter
Robert B. Nachwalter
Senior Vice President, General Counsel and Secretary